                                                                     EXHIBIT 4.4

                              TRANSFER AGREEMENT


                                    between


                     CONSECO FINANCE SECURITIZATIONS CORP.
                                   Purchaser


                                      and


                             CONSECO FINANCE CORP.
                                    Seller




                                 dated as of

                                 June 1, 2000


            CONSECO FINANCE RECREATIONAL ENTHUSIAST CONSUMER 2000-A

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I      DEFINITIONS............................................................       1
     SECTION 1.1.     General.........................................................       1
     SECTION 1.2.     Specific Terms..................................................       1
     SECTION 1.3.     Usage of Terms..................................................       3
     SECTION 1.4.     No Recourse.....................................................       3

ARTICLE II     CONVEYANCE OF THE INITIAL CONTRACTS AND THE INITIAL
               COLLATERAL SECURITY....................................................       3
     SECTION 2.1.     Conveyance of the Initial Contracts and the Initial
                      Collateral Security.............................................       3
     SECTION 2.2.     Purchase Price of Initial Contracts.............................       4
     SECTION 2.3.     Conveyance of Subsequent Contracts and Subsequent
                      Collateral Security.............................................       4

ARTICLE III    REPRESENTATIONS AND WARRANTIES.........................................       5
     SECTION 3.1.     Representations and Warranties of Seller........................       5
     SECTION 3.2.     Representations and Warranties of CFSC..........................       7

ARTICLE IV     COVENANTS OF THE SELLER................................................       9
     SECTION 4.1.     Transfer of Contracts...........................................       9
     SECTION 4.2.     Costs and Expenses..............................................       9
     SECTION 4.3.     Indemnification.................................................       9
     SECTION 4.4.     Financial Statement Disclosure..................................      10

ARTICLE V      REPURCHASES............................................................      10
     SECTION 5.1.     Repurchase of Contracts Upon Breach of Warranty.................      10
     SECTION 5.2.     Reassignment of Purchased Contracts.............................      10
     SECTION 5.3.     Waivers.........................................................      11

ARTICLE VI     MISCELLANEOUS..........................................................      11
     SECTION 6.1.     Liability of Seller.............................................      11
     SECTION 6.2.     Merger or Consolidation of Seller or CFSC.......................      11
     SECTION 6.3.     Limitation on Liability of Seller and Others....................      12
     SECTION 6.4.     Amendment.......................................................      12
     SECTION 6.5.     Notices.........................................................      13
     SECTION 6.6.     Merger and Integration..........................................      13
     SECTION 6.7.     Severability of Provisions......................................      13
     SECTION 6.8.     Intention of the Parties........................................      13
     SECTION 6.9.     Governing Law...................................................      14
     SECTION 6.10.    Counterparts....................................................      14

     SECTION 6.11.    Conveyance of the Initial Contracts and the Initial Collateral
                      Security to the Trust...........................................      14
     SECTION 6.12.    Nonpetition Covenant............................................      14

                                  SCHEDULES

Schedule A  --  Schedule of Initial Contracts


                                   EXHIBITS

Exhibit A  -- Form of Subsequent Transfer Agreement

                              TRANSFER AGREEMENT
                              ------------------

          THIS TRANSFER AGREEMENT, dated as of June 1, 2000, executed between Conseco Finance Securitizations Corp., a Minnesota corporation, as purchaser ("CFSC"), and Conseco Finance Corp., a Delaware corporation, as seller ("Seller").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, CFSC has agreed to purchase from Seller and Seller, pursuant to this Agreement, is transferring to CFSC the certain retail installment sales contracts and promissory notes for the purchase of commercial trucks and trailers (collectively, the "Products") specified in the Schedule of Initial Contracts attached hereto as Schedule A (the "Initial Contracts") and the Initial Collateral Security; and

          WHEREAS, CFSC has agreed to purchase from Seller and Seller has agreed to transfer to CFSC the Subsequent Contracts and Subsequent Collateral Security in an amount set forth herein, prior to February 1, 2000.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, CFSC and Seller, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

          SECTION 1.1. General. The specific terms defined in this Article
                       -------
include the plural as well as the singular. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement, dated as of June 1, 2000, by and among Conseco Finance Securitizations Corp. (as Seller), Conseco Finance Corp. (as Originator and Servicer), and Conseco Finance Recreational Enthusiast Consumer 2000-A (as Issuer) (the "Trust").

          SECTION 1.2. Specific Terms. Whenever used in this Agreement, the
                       --------------
following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "Agreement" shall mean this Transfer Agreement and all amendments
           ---------
hereof and supplements hereto.

          "Closing Date" means June 29, 2000.
           ------------

          "Indenture Trustee" means U.S. Bank Trust National Association, a
           -----------------
national banking association organized under the laws of the United States, as Indenture Trustee under the Indenture and not in its individual capacity, or any successor Indenture Trustee under the Indenture.

          "Initial Collateral Security" means, with respect to any Initial
           ---------------------------
Contract, (i) the security interests, if any, granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Product, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract, (iii) all security agreements granting a security interest in the related Product and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and (iv) all records in respect of such Contract.

          "Initial Contracts" means the Contracts listed on the Schedule of
           -----------------
Initial Contracts attached hereto as Schedule A.

          "Collateral Security" means the Initial Collateral Security conveyed
           -------------------
by Seller to CFSC pursuant to this Agreement together with any and all Subsequent Collateral Security conveyed by Seller to CFSC pursuant to each Subsequent Transfer Agreement.

          "Owner Trustee" means Wilmington Trust Company, a Delaware banking
           -------------
corporation, not in its individual capacity but solely as trustee of the Trust, and any successor trustee appointed and acting pursuant to the Trust Agreement.

          "Related Documents" means the Notes, the Certificates, the Sale and
           -----------------
Servicing Agreement, the Trust Agreement, the Indenture, each Subsequent Transfer Agreement, the Note Purchase Agreements and the Underwriting Agreement among Seller, CFSC and the underwriter of the Notes. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

          "Repurchase Event" means the occurrence of a breach of any of Seller's
           ----------------
representations and warranties hereunder or under any Subsequent Transfer Agreement or any other event which requires the repurchase of a Contract by Seller under the Sale and Servicing Agreement.

          "Sale and Servicing Agreement" means the Sale and Servicing Agreement,
           ----------------------------
dated as of June 29, 2000, executed and delivered by Conseco Finance Corp., as Originator and Servicer, Conseco Finance Securitizations Corp., as Seller, and the Trust.

          "Schedule of Initial Contracts" means the schedule of all Contracts
           -----------------------------
sold and transferred pursuant to this Agreement which is attached hereto as Schedule A.

          "Schedule of Contracts" means the Schedule of Initial Contracts
           ---------------------
attached hereto as Schedule A as supplemented by each Schedule of Subsequent Contracts attached to each Subsequent Transfer Agreement as Schedule A.

          "Schedule of Subsequent Contracts" means the schedule of all Contracts
           --------------------------------
sold and transferred pursuant to a Subsequent Transfer Agreement which is attached to such Subsequent Transfer Agreement as Schedule A, which Schedule of Subsequent Contracts shall supplement the Schedule of Initial Contracts.

          "Subsequent Contracts" means the Contracts specified in the Schedule
           --------------------
of Subsequent Contracts attached as Schedule A to each Subsequent Transfer Agreement.

          "Subsequent Collateral Security" means the Subsequent Collateral
           ------------------------------
Security conveyed by Seller to CFSC pursuant to each Subsequent Transfer Agreement.

          "Subsequent Transfer Agreement" has the meaning assigned in Section
           -----------------------------
2.3(b)(iii).

          "Trust" means the trust created by the Trust Agreement, the estate of
           -----
which consists of the Trust Property.

          "Trust Property" means the property and proceeds of every description
           --------------
conveyed by CFSC to the Trust pursuant to the Sale and Servicing Agreement and pursuant to any Subsequent Transfer Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom).

          SECTION 1.3. Usage of Terms. With respect to all terms used in this
                       --------------
Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, or the Sale and Servicing Agreement, the Trust Agreement or the Indenture; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          SECTION 1.4. No Recourse. Without limiting the obligations of Seller
                       -----------
hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Seller, or of any predecessor or successor of Seller.

                                  ARTICLE II
                      CONVEYANCE OF THE INITIAL CONTRACTS
                      AND THE INITIAL COLLATERAL SECURITY

          SECTION 2.1. Conveyance of the Initial Contracts and the Initial
                       ---------------------------------------------------
Collateral Security. Subject to the terms and conditions of this Agreement
-------------------
Seller hereby sells, transfers, assigns, and otherwise conveys to CFSC without recourse (but without limitation of its obligations in this Agreement or in the Sale and Servicing Agreement), and CFSC hereby purchases, all right, title and interest of Seller in and to the Initial Contracts and the Initial Collateral Security. It is the intention of Seller and CFSC that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Initial Contracts and the Initial Collateral Security from Seller to CFSC, conveying good title thereto free and clear of any Liens, and the Initial Contracts and the Initial Collateral Security shall not be part of Seller's estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy or similar law.

          SECTION 2.2. Purchase Price of Initial Contracts. Simultaneously with
                       -----------------------------------
the conveyance of the Initial Contracts and the Initial Collateral Security to CFSC, CFSC has paid or caused to be paid to or upon the order of Seller approximately $273,340,938.71 by wire transfer of immediately available funds (representing the proceeds to CFSC from the sale of the Initial Contracts after (i) deducting expenses of $425,000 incurred by CFSC in connection with such sale and (ii) depositing the Pre-Funded Amount in the Pre-Funding Account).

          SECTION 2.3. Conveyance of Subsequent Contracts and Subsequent
                       -------------------------------------------------
Collateral Security.
-------------------

          (a) Subject to the conditions set forth in paragraph (b) below and the terms and conditions in the related Subsequent Transfer Agreement, in consideration of CFSC's delivery on the related Subsequent Transfer Date to or upon the order of Seller of an amount equal to the purchase price of the Subsequent Contracts (as set forth in the related Subsequent Transfer Agreement), Seller hereby agrees to sell, transfer, assign, and otherwise convey to CFSC without recourse (but without limitation of its obligations in this Agreement and the related Subsequent Transfer Agreement), and CFSC hereby agrees to purchase all right, title and interest of Seller in and to the Subsequent Contracts and the Subsequent Collateral Security described in the related Subsequent Transfer Agreement.

          (b) the Seller shall transfer to CFSC, and CFSC shall acquire, the Subsequent Contracts and the Subsequent Collateral Security to be transferred on any Subsequent Transfer Date only upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer Date:

          (i) the Seller shall have provided the Owner Trustee and the Indenture Trustee with an Addition Notice at least five Business Days prior to the Subsequent Transfer Date and shall have provided any information reasonably requested by the Indenture Trustee or the Owner Trustee with respect to the Subsequent Contracts;

          (ii) the Seller shall have delivered to CFSC a duly executed Subsequent Transfer Agreement substantially in the form of Exhibit A hereto (the "Subsequent Transfer Agreement"), which shall include a List of Contracts identifying the related Subsequent Contracts;

          (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Agreement, neither the Seller nor CFSC shall be insolvent nor shall they have been made insolvent by such transfer nor shall they be aware of any pending insolvency;

          (iv) such transfer shall not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders;

          (v)    the Pre-Funding Period shall not have ended;

          (vi) the Seller shall have delivered to CFSC an Officer's Certificate, substantially in the form attached to the Sale and Servicing Agreement as Exhibit F, confirming the satisfaction of each condition precedent and the representations specified in this Section 2.3 and in Sections 3.01, 3.02, 3.03 and 3.06 of the Sale and Servicing Agreement;

          (vii) the Seller and CFSC shall have delivered to the Trustee Opinions of Counsel addressed to S&P, Moody's, the Owner Trustee and the Indenture Trustee with respect to the transfer of the Subsequent Contracts substantially in the form of the Opinions of Counsel delivered on the Closing Date regarding certain bankruptcy, corporate and tax matters;

          (viii) each of the representations and warranties contained in Section
     3.03 of the Sale and Servicing Agreement shall be true and correct.

          (c) Seller covenants to transfer to CFSC pursuant to paragraph (a) above Subsequent Contracts with an aggregate Principal Balance approximately equal to $22,677,397.69; provided, however, that the sole remedy of CFSC with
                         --------  -------
respect to a failure of such covenant shall be to enforce the provisions of
Section 6.06 of the Sale and Servicing Agreement.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Representations and Warranties of Seller. Seller makes
                       ----------------------------------------
the following representations and warranties, on which CFSC relies in purchasing the Initial Contracts and the Initial Collateral Security and in transferring the Initial Contracts and the Initial Collateral Security to the Trust under the Sale and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial Contracts and the Initial Collateral Security hereunder and the sale, transfer and assignment thereof by CFSC to the Trust under the Sale and Servicing Agreement and the pledge thereof by the Trust to the Indenture Trustee under the Indenture. Seller and CFSC agree that CFSC will assign to the Trust all of CFSC's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against Seller in the Trust's own name.

          (a)    Representations Regarding Contracts. The representations and
                 -----------------------------------
     warranties set forth in Sections 3.02, 3.03 and 3.04 of the Sale and Servicing Agreement are true and correct.

          (b)    Organization and Good Standing. The Seller has been duly
                 ------------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Initial Contracts and the Initial Collateral Security transferred to CFSC.

          (c)    Due Qualification. The Seller is duly qualified to do business
                 -----------------
     as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (d)    Power and Authority. The Seller has the power and authority to
                 -------------------
     execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; Seller has full power and authority to sell and assign the Initial Contracts and the Initial Collateral Security to be sold and assigned to and deposited with CFSC hereunder and has duly authorized such sale and assignment to CFSC by all necessary corporate action; and the execution, delivery and performance of this Agreement and Seller's Related Documents have been duly authorized by Seller by all necessary corporate action.

          (e)    Valid Sale; Binding Obligations. This Agreement and Seller's
                 -------------------------------
     Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Initial Contracts and the Initial Collateral Security, enforceable against Seller and creditors of and purchasers from Seller; and this Agreement and Seller's Related Documents constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f)    No Violation. The consummation of the transactions contemplated
                 ------------
     by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or bylaws of Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Sale and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Seller or any of its properties.

          (g)    No Proceedings. There are no proceedings or investigations
                 --------------
     pending or, to Seller's knowledge, threatened against Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial Contracts and the Initial Collateral Security hereunder or under the Sale and Servicing Agreement or pledged under the Indenture.

          (h)    Chief Executive Office. The chief executive office of Seller is
                 ----------------------
     located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639.

          SECTION 3.2. Representations and Warranties of CFSC. CFSC makes the
                       --------------------------------------
following representations and warranties, on which Seller relies in selling, assigning, transferring and conveying the Initial Contracts and the Initial Collateral Security to CFSC hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial Contracts and the Initial Collateral Security hereunder and the sale, transfer and assignment thereof by CFSC to the Trust under the Sale and Servicing Agreement and the pledge thereof under the Indenture.

          (a)    Organization and Good Standing. CFSC has been duly organized
                 ------------------------------
     and is validly existing and in good standing as a corporation under the laws of the State of Minnesota, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Initial Contracts and the Initial Collateral Security and to transfer the Initial Contracts and the Initial Collateral Security to the Trust pursuant to the Sale and Servicing Agreement.

          (b)    Due Qualification. CFSC is duly qualified to do business as a
                 -----------------
     foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) CFSC's ability to acquire the Initial Contracts or the Initial Collateral Security, (ii) the validity or enforceability of the Initial Contracts and the Initial Collateral Security or (iii) CFSC's ability to perform its obligations hereunder and under the Related Documents.

          (c)    Power and Authority. CFSC has the power, authority and legal
                 -------------------
     right to execute and deliver this Agreement and its Related Documents and to carry out the terms hereof and thereof and to acquire the Initial Contracts and the Initial Collateral Security hereunder; and the execution, delivery and performance of this Agreement and its Related Documents and all of the documents required pursuant hereto or thereto have been duly authorized by CFSC by all necessary action.

          (d)    No Consent Required. CFSC is not required to obtain the consent
                 -------------------
     of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

          (e)    Binding Obligation. This Agreement and each of its Related
                 ------------------
     Documents constitutes a legal, valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

          (f)    No Violation. The execution, delivery and performance by CFSC
                 ------------
     of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the articles of incorporation or bylaws of CFSC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which CFSC is a party or by which CFSC is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Sale and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to CFSC or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over CFSC or any of its properties.

          (g)    No Proceedings. There are no proceedings or investigations
                 --------------
     pending, or, to the knowledge of CFSC, threatened against CFSC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over CFSC or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFSC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial Contracts and the Initial Collateral Security hereunder or the transfer of the Initial Contracts and the Initial Collateral Security to the Trust pursuant to the Sale and Servicing Agreement or pledged under the Indenture.

In the event of any breach of a representation and warranty made by CFSC hereunder, Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes, Certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full. Seller and CFSC agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by CFSC or by the Owner Trustee on behalf of the Trust.

                                  ARTICLE IV
                            COVENANTS OF THE SELLER

          SECTION 4.1. Transfer of Contracts.
                       ---------------------

          Seller has filed a form UCC-1 financing statement regarding the sale of the Contracts to CFSC, and shall file continuation statements in respect of such UCC-1 financing statement as if such financing statement were necessary to perfect such sale. Seller shall take any other actions necessary to maintain the perfection of the sale of the Contracts to CFSC.

          SECTION 4.2. Costs and Expenses. The Seller shall pay all reasonable
                       ------------------
costs and disbursements in connection with the performance of its obligations hereunder and under each Subsequent Transfer Agreement and its Related Documents.

          SECTION 4.3. Indemnification.
                       ---------------

          (a) Seller will defend and indemnify CFSC against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use or ownership of any Product related to a Contract by Seller or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of Seller under this Section shall not terminate upon a Service Transfer pursuant to Article VII of the Sale and Servicing Agreement, except that the obligation of Seller under this Section 4.3 shall not relate to the actions of any subsequent Servicer after a Service Transfer.

          (b) No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by CFSC under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, CFSC expressly disclaims such assumption.

          (c) Seller agrees to pay, and to indemnify, defend and hold harmless CFSC from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to CFSC, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by Seller under this Agreement or imposed against CFSC.

          (d) Indemnification under this Section 4.3 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator has made any indemnity payments to CFSC pursuant to this
Section 4.3 and CFSC thereafter collects any of such amounts from others, CFSC will repay such amounts collected to Seller, as the case may be, without interest.

          SECTION 4.4.  Financial Statement Disclosure. Conseco Finance's
                        ------------------------------
financial statements will disclose that the Subsequent Contracts have been transferred by Conseco Finance to Conseco Securitizations, and by Conseco Securitizations to the Trust, and are not available to satisfy claims of Conseco Finance's creditors.

                                   ARTICLE V
                                  REPURCHASES

          SECTION 5.1.  Repurchase of Contracts Upon Breach of Warranty.
                        -----------------------------------------------

          (a) Upon the occurrence of a Repurchase Event, Seller shall, unless such breach shall have been cured in all material respects, repurchase such Contract from the Trust pursuant to Section 3.05 of the Sale and Servicing Agreement. It is understood and agreed that the obligation of Seller to repurchase any Contract as to which a breach has occurred and is continuing and the indemnity obligations relating thereto shall, if such obligation is fulfilled, constitute the only remedies against Seller for such breach available to CFSC, the Noteholders, the Indenture Trustee on behalf of the Noteholders, the Certificateholders or the Owner Trustee on behalf of the Certificateholders. The provisions of this Section 5.1 are intended to grant the Owner Trustee and the Indenture Trustee a direct right against Seller to demand performance hereunder, and in connection therewith, Seller waives any requirement of prior demand against CFSC with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 3.06 of the Sale and Servicing Agreement. Notwithstanding any other provision of this Agreement, any Subsequent Transfer Agreement or the Sale and Servicing Agreement or any Subsequent Transfer Agreement to the contrary, the obligation of Seller under this Section shall not terminate upon a termination of Seller as Servicer under the Sale and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or CFSC to perform any of their respective obligations with respect to such Loan under the Sale and Servicing Agreement.

          (b) In addition to the foregoing and notwithstanding whether the related Contract shall have been purchased by Seller, Seller shall indemnify the Owner Trustee, the Trust, the Indenture Trustee, the Noteholders and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

          SECTION 5.2.  Reassignment of Purchased Contracts. Upon deposit of
                        -----------------------------------
the Repurchase Price of any Contract repurchased or replaced by Seller under
Section 5.1, CFSC shall cause the Owner Trustee and the Indenture Trustee to take such steps as may be reasonably requested by Seller in order to assign to Seller all of CFSC's and the Trust's right, title and interest in and to such Contract and all security and documents and all Collateral Security conveyed to CFSC and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of CFSC, the Owner Trustee or the Indenture Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Contract, in any enforcement suit or legal proceeding, it is held that Seller may not enforce any such Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Contract, CFSC and the Owner Trustee shall, at the expense of Seller, take such steps as Seller deems reasonably necessary to enforce the Contract, including bringing suit in CFSC's or the Owner Trustee's name.

          SECTION 5.3.  Waivers.  No failure or delay on the part of CFSC, or
                        -------
the Owner Trustee as assignee of CFSC, in exercising any power, right or remedy under this Agreement or under any Subsequent Transfer Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                  ARTICLE VI
                                 MISCELLANEOUS

          SECTION 6.1.  Liability of Seller. Seller shall be liable in
                        -------------------
accordance herewith only to the extent of the obligations in this Agreement or in any Subsequent Transfer Agreement specifically undertaken by Seller and the representations and warranties of Seller.

          SECTION 6.2.  Merger or Consolidation of Seller or CFSC. Any
                        -----------------------------------------
corporation or other entity (i) into which Seller or CFSC may be merged or consolidated, (ii) resulting from any merger or consolidation to which Seller or CFSC is a party or (iii) succeeding to the business of Seller or CFSC, in the case of CFSC, which corporation has articles of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in CFSC's articles of incorporation, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of Seller or CFSC, as the case may be, under this Agreement and each Subsequent Transfer Agreement and, whether or not such assumption agreement is executed, shall be the successor to Seller or CFSC, as the case may be, hereunder and under each such Subsequent Transfer Agreement (without relieving Seller or CFSC of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement or each Subsequent Transfer Agreement. Seller or CFSC shall promptly inform the other party and the Owner Trustee and the Indenture Trustee of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 and 3.2 and this Agreement, or similar representation or warranty made in any Subsequent Transfer Agreement, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) Seller or CFSC, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating Agencies prior to the consummation of such transaction and shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
6.3 and that all conditions precedent, if any, provided for in this Agreement, or in each Subsequent Transfer Agreement, relating to such transaction have been complied with, and (z) Seller or CFSC, as applicable, shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

          SECTION 6.3. Limitation on Liability of Seller and Others. Seller
                       --------------------------------------------
shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, any Subsequent Transfer Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

          SECTION 6.4. Amendment.
                       ---------
          (a) This Agreement and any Subsequent Transfer Agreement may be amended by Seller and CFSC and without the consent of the Owner Trustee, the Indenture Trustee, or any of the Noteholders or Certificateholders (A) to cure any ambiguity or (B) to correct any provisions in this Agreement or any such Subsequent Transfer Agreement; provided, however, that such action shall not, as
                               --------  -------
evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

          (b) This Agreement may also be amended from time to time by Seller and CFSC, with the prior written consent of the Owner Trustee, the Indenture Trustee, a Certificate Majority and the Holders of Notes representing, in the aggregate, 66 2/3% or more of the Aggregate Securities Principal Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no such
                                                 --------  -------
amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Contracts or, distributions that are required to be made on any Note or Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes and Certificates then outstanding.

          (c) Concurrently with the solicitation of any consent pursuant to this Section 6.4, CFSC shall furnish written notification to S&P and Moody's. Promptly after the execution of any amendment or consent pursuant to this
Section 6.4, CFSC shall furnish written notification of the substance of such amendment to S&P, Moody's, each Noteholder and Certificateholder.

          (d) It shall not be necessary for the consent of Noteholders and Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders shall be subject to such reasonable requirements as the Owner Trustee or Indenture Trustee, as applicable, may prescribe, including the establishment of record dates. The consent of any Holder of a Note or a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note or Certificate and of any Note or Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note or Certificate.

          SECTION 6.5.  Notices.  All demands, notices and communications to the
                        -------
Seller or CFSC hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of Seller, to Conseco Finance Corp., 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639,
Attention: Chief Financial Officer, or such other address as shall be designated by Seller in a written notice delivered to the other party or to the Owner Trustee or Indenture Trustee, as applicable, or (b) in case of CFSC, to Conseco Finance Securitizations Corp., 300 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, Attention: Chief Financial Officer.

          SECTION 6.6.  Merger and Integration. Except as specifically stated
                        ----------------------
otherwise herein, this Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 6.7.  Severability of Provisions. If any one or more of the
                        --------------------------
covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 6.8.  Intention of the Parties. The execution and delivery of
                        ------------------------
this Agreement and of each Subsequent Transfer Agreement shall constitute an acknowledgment by Seller and CFSC that they intend that each assignment and transfer herein and therein contemplated constitute a sale and assignment outright, and not for security, of the Initial Contracts and the Initial Collateral Security and the Subsequent Contracts and Subsequent Collateral Security, as the case may be, conveying good title thereto free and clear of any Liens, from Seller to CFSC, and that the Initial Contracts and the Initial Collateral Security and the Subsequent Contracts and Subsequent Collateral Security shall not be a part of Seller's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, Seller. In the event that such conveyance is determined to be made as security for a loan made by CFSC, the Trust or the Certificateholders to Seller, the parties intend that Seller shall have granted to CFSC a security interest in all of Seller's right, title and interest in and to the Initial Contracts and the Initial Collateral Security and the Subsequent Contracts and Subsequent Collateral Security, as the case may be, conveyed pursuant to Section 2.1 hereof or pursuant to any Subsequent Transfer Agreement, and that this Agreement and each Subsequent Transfer Agreement shall constitute a security agreement under applicable law.

          SECTION 6.9.  Governing Law. This Agreement shall be construed in
                        -------------
accordance with, the laws of the State of Minnesota without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

          SECTION 6.10.  Counterparts. For the purpose of facilitating the
                         ------------
execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 6.11.  Conveyance of the Initial Contracts and the Initial
                         ---------------------------------------------------
Collateral Security to the Trust. Seller acknowledges that CFSC intends,
--------------------------------
pursuant to the Sale and Servicing Agreement, to convey the Initial Contracts and the Initial Collateral Security, together with its rights under this Agreement, to the Trust on the date hereof. Seller acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of Seller contained in this Agreement and the rights of CFSC hereunder are intended to benefit the Owner Trustee, the Trust, the Indenture Trustee and the Noteholders and Certificateholders. In furtherance of the foregoing, Seller covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Owner Trustee, the Trust, the Indenture Trustee and the Noteholders and Certificateholders and that, notwithstanding anything to the contrary in this Agreement, Seller shall be directly liable to the Indenture Trustee, Owner Trustee and the Trust (notwithstanding any failure by the Servicer or CFSC to perform its duties and obligations hereunder or under the Sale and Servicing Agreement) and that the Owner Trustee or the Indenture Trustee may enforce the duties and obligations of Seller under this Agreement against Seller for the benefit of the Trust, the Noteholders and the Certificateholders.

          SECTION 6.12.  Nonpetition Covenant. Neither CFSC nor Seller shall
                         --------------------
petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of Seller, against CFSC) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or CFSC) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or CFSC).

          IN WITNESS WHEREOF, the parties have caused this Transfer Agreement to be duly executed by their respective officers as of the day and year first above written.

                              CONSECO FINANCE SECURITIZATIONS CORP.,
                                as Purchaser

                              By /s/ Phyllis A. Knight
                                 ---------------------------------------
                                 Name:  Phyllis A. Knight
                                 Title: Senior Vice President and Treasurer



                              CONSECO FINANCE CORP., as Seller

                              By /s/ Phyllis A. Knight
                                 ---------------------------------------
                                 Name:  Phyllis A. Knight
                                 Title: Senior Vice President and Treasurer

                                  SCHEDULE A


                         SCHEDULE OF INITIAL CONTRACTS




  [Delivered pursuant to Section 2.02(c) of the Sale and Servicing Agreement]

                                                                       EXHIBIT A



                                    FORM OF

                         SUBSEQUENT TRANSFER AGREEMENT


                                    between


                     CONSECO FINANCE SECURITIZATIONS CORP.
                                   Purchaser


                                      and


                             CONSECO FINANCE CORP.
                                    Seller



                                  dated as of

                                ________, _____

          SUBSEQUENT TRANSFER AGREEMENT, dated as of ________, _______, between Conseco Finance Securitizations Corp., a Minnesota corporation, as purchaser ("CFSC"), and Conseco Finance Corp., a Delaware corporation, as seller ("Seller").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Seller and CFSC are parties to a Transfer Agreement, dated as of June 29, 2000 (as amended or supplemented, the "Transfer Agreement");

          WHEREAS, pursuant to the Transfer Agreement and this Agreement, CFSC has agreed to purchase from Seller and Seller is transferring to CFSC the Subsequent Contracts and the Subsequent Collateral Security.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, CFSC and Seller, intending to be legally bound, hereby agree as follows:

          1.  Defined Terms. Capitalized terms used but not otherwise defined
              -------------
herein shall have the respective meanings assigned to such terms in the Transfer Agreement.

          "Schedule of Subsequent Contracts" means the schedule of all home
           --------------------------------
improvement and home equity contracts sold and transferred pursuant to this Agreement attached hereto as Schedule A, which Schedule of Subsequent Contracts shall supplement the Schedule of Initial Contracts attached to the Transfer Agreement.

          "Subsequent Cutoff Date" shall mean, with respect to the Subsequent
           ----------------------
Contracts conveyed hereby, ____________________, __________.

          "Subsequent Collateral Security" means, with respect to any Subsequent
           ------------------------------
Contract, (i) the security interests, if any, granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Product, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract, (iii) all security agreements granting a security interest in the related Product and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and (iv) all records in respect of such Contract.

          "Subsequent Contracts" means, for purposes of this Agreement, the
           --------------------
Contracts listed in the Schedule of Subsequent Contracts.

                                    Ex. A-1

          2.   Conveyance of the Subsequent Contracts and the Subsequent
               ---------------------------------------------------------
Collateral Security.  Subject to the terms and conditions of this Agreement and
-------------------
the Transfer Agreement, Seller hereby sells, transfer, assigns, and otherwise conveys to CFSC without recourse (but without limitation of its repurchase, indemnity and other obligations in this Agreement and the Transfer Agreement), and CFSC hereby purchases, all right, title and interest of Seller in and to the Subsequent Contracts and the Subsequent Collateral Security. It is the intention of Seller and CFSC that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Subsequent Contracts and the Subsequent Collateral Security from Seller to CFSC, conveying good title thereto free and clear of any Liens, and the Subsequent Contracts and the Subsequent Collateral Security shall not be part of Seller's estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy or similar law. Conseco Finance's financial statements will disclose that the Subsequent Contracts have been transferred by Conseco Finance to Conseco Securitizations, and by Conseco Securitizations to the Trust, and are not available to satisfy claims of Conseco Finance's creditors.

          3.   Purchase Price. Simultaneously with the conveyance of the
               --------------
Subsequent Contracts and the Subsequent Collateral Security to CFSC, CFSC has paid or caused to be paid to or upon the order of Seller, by wire transfer of immediately available funds (representing certain proceeds to CFSC from the sale of the Notes on deposit in the Pre-Funding Account), the amount of funds as specified below :

          (i)  Principal Balance of Subsequent Contracts:  $__________

          (ii) Proceeds to Seller:  $_____________

          4.   Representations of Warranties of Seller.  Seller makes the
               ---------------------------------------
following representations and warranties, on which CFSC relies in purchasing the Subsequent Contracts and the Subsequent Collateral Security and in transferring the Subsequent Contracts and the Subsequent Collateral Security to the Trust under the Subsequent Transfer Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Subsequent Contracts and the Subsequent Collateral Security hereunder, and the sale, transfer and assignment thereof by CFSC to the Trust under the Subsequent Transfer Agreement and the pledge thereof pursuant to the Indenture. Seller and CFSC agree that CFSC will assign to the Trust all of CFSC's rights under this Agreement and the Transfer Agreements, and that the Trust will thereafter be entitled to enforce this Agreement and the Transfer Agreements against Seller in the Trust's own name.

          (a)  Schedule of Representations.  The representations and warranties
               ---------------------------
     set forth in Sections 3.02, 3.03 and 3.04 of the Sale and Servicing Agreement are true and correct.

          (b)  Organization and Good Standing.  Seller has been duly organized
               ------------------------------
     and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has,

                                   Ex. A-2
     power, authority and legal right to acquire, own and sell the Subsequent Contracts and the Subsequent Collateral Security transferred to CFSC.

          (c)  Due Qualification. Seller is duly qualified to do business as a
               -----------------
     foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (d)  Power and Authority. Seller has the power and authority to
               -------------------
     execute and deliver this Agreement and the Transfer Agreement and to carry out its terms and their terms, respectively; Seller has full power and authority to sell and assign the Subsequent Contracts and the Subsequent Collateral Security to be sold and assigned to and deposited with CFSC hereunder and has duly authorized such sale and assignment to CFSC by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Transfer Agreement have been duly authorized by Seller by all necessary corporate action.

          (e)  Valid Sale; Binding Obligations. This Agreement and the Transfer
               -------------------------------
     Agreement have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Subsequent Contracts and the Subsequent Collateral Security, enforceable against Seller and creditors of and purchasers from Seller; and this Agreement and the Transfer Agreement constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f)  No Violation. The consummation of the transactions contemplated
               ------------
     by this Agreement and the Transfer Agreement and the fulfillment of the terms of this Agreement and the Transfer Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or bylaws of Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Transfer Agreement, or violate any law, order, rule or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Seller or any of its properties.

          (g)  No Proceedings. There are no proceedings or investigations
               --------------
     pending or, to Seller's knowledge, threatened against Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties (i) asserting the invalidity of this Agreement or the Transfer Agreement, (ii) seeking to prevent or the consummation of any of the transactions contemplated by this Agreement or

                                   Ex. A-3
     the Transfer Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or the Subsequent Transfer Agreement, or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Subsequent Contracts and the Subsequent Collateral Security hereunder or under the Transfer Agreement.

          (h)  Insolvency. As of the Subsequent Cutoff Date and the Subsequent
               ----------
     Transfer Date, neither Seller nor CFSC is insolvent nor will either of them have been made insolvent after giving effect to the conveyance set forth in
     Section 2 of this Agreement, nor are any of them aware of any pending insolvency.

          (i)  Chief Executive Office. The chief executive office of Seller is
               ----------------------
     located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639.

          5.   Representations and Warranties of CFSC.  CFSC makes the following
               --------------------------------------
representations and warranties, on which Seller relies in selling, assigning, transferring and conveying the Subsequent Contracts and the Subsequent Collateral Security to CFSC hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Subsequent Contracts and the Subsequent Collateral Security hereunder and the sale, transfer and assignment thereof by CFSC to the Trust under the Subsequent Transfer Agreement and the pledge thereof under the Indenture.

          (a)  Organization and Good Standing. CFSC has been duly organized and
               ------------------------------
     is validly existing and in good standing as a corporation under the laws of the State of Minnesota, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Subsequent Contracts and the Subsequent Collateral Security, and to transfer the Subsequent Contracts and the Subsequent Collateral Security to the Trust pursuant to this Transfer Agreement and the pledge thereof under the Indenture.

          (b)  Due Qualification. CFSC is duly qualified to do business as a
               -----------------
     foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect CFSC's ability to acquire the Subsequent Contracts or the Subsequent Collateral Security or the validity or enforceability of the Subsequent Contracts and the Subsequent Collateral Security or to perform CFSC's obligations hereunder and under the Transfer Agreement.

          (c) Power and Authority. CFSC has the power, authority and legal right
              -------------------
     to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Subsequent Contracts and the Subsequent Collateral Security hereunder; and the execution,

                                   Ex. A-4
          delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by CFSC by all necessary action.

               (d)  No Consent Required. CFSC is not required to obtain the
                    -------------------
          consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Transfer Agreement, except for such as have been obtained, effected or made.

               (e)  Binding Obligation. This Agreement constitutes a legal,
                    ------------------
          valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

               (f)  No Violation. The execution, delivery and performance by
                    ------------
          CFSC of this Agreement, the consummation of the transactions contemplated by this Agreement and the Transfer Agreement and the fulfillment of the terms of this Agreement and the Transfer Agreement do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of CFSC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which CFSC is a party or by which CFSC is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Sale and Servicing Agreement, this Agreement, the Transfer Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to CFSC or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over CFSC or any of its properties.

               (g)  No Proceedings. There are no proceedings or investigations
                    --------------
          pending, or, to the knowledge of CFSC, threatened against CFSC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over CFSC or its properties: (i) asserting the invalidity of this Agreement or the Transfer Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Transfer Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFSC of its obligations under, or the validity or enforceability of, this Agreement or the Transfer Agreement, or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Subsequent Contracts and the Subsequent Collateral Security hereunder or the transfer of the Contracts and the Subsequent Collateral Security to the Trust pursuant to the Transfer Agreement.

                                    Ex. A-5

In the event of any breach of a representation and warranty made by CFSC hereunder, Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all pass-through certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full. Seller and CFSC agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by CFSC or by the Owner Trustee on behalf of the Trust.

               6.  Conditions Precedent.  The obligation of CFSC to acquire the
                   --------------------
Subsequent Contracts and the Subsequent Collateral Security hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

               (a)  Representations and Warranties. Each of the representations
                    ------------------------------
     and warranties made by the Seller in Section 4 of this Agreement and in
     Section 3.1 of the Transfer Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

               (b)  Transfer Agreement Conditions. Each of the conditions set
                    -----------------------------
     forth in Section 2.3(b) of the Transfer Agreement applicable to the conveyance of Subsequent Contracts and the Subsequent Collateral Security shall have been satisfied.

               (c)  Sale and Servicing Agreement Representations and Warranties.
                    ------------------------------------------------------------
     Each of the representations and warranties contained in Section 3.03 of the Sale and Servicing Agreement shall be true and correct.

               (d)  Additional Information. Seller shall have delivered to CFSC
                    ----------------------
     such information as was reasonably requested by CFSC to satisfy itself as to (i) the accuracy of the representations and warranties set forth in
     Section 4 of this Agreement and in Section 3.1 of the Transfer Agreement and (ii) the satisfaction of the conditions set forth in this Section 6.

               7.   Ratification of Transfer Agreement.  As supplemented by this
                    ---------------------------------
Agreement, the Transfer Agreement is in all respects ratified and confirmed and the Transfer Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

               8.   Governing Law. This Agreement shall be construed in
                    -------------
accordance with the laws of the State of Minnesota without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

               9.   Counterparts. For the purposes of facilitating the execution
                    ------------
of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                              Ex. A-6

               10.  Conveyance of the Subsequent Contracts and the Subsequent
                    ---------------------------------------------------------
Collateral Security to the Trust.  Seller acknowledges that CFSC intends,
--------------------------------
pursuant to a Subsequent Transfer Instrument, to convey the Subsequent Contracts and the Subsequent Collateral Security, together with its rights under this Agreement and under the Transfer Agreement, to the Trust on the date hereof, and the Owner Trust intends to pledge the same to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture. Seller acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of Seller contained in this Agreement and the rights of CFSC hereunder and thereunder are intended to benefit the Owner Trustee, the Trust, the Indenture Trustee and the Noteholders and Certificateholders. In furtherance of the foregoing, Seller covenants and agrees to perform its duties and obligations hereunder and under the Transfer Agreement, in accordance with the terms hereof and thereof for the benefit of the Owner Trustee, the Trust, the Indenture Trustee and the Noteholders and Certificateholders and that, notwithstanding anything to the contrary in this Agreement or in the Transfer Agreement, Seller shall be directly liable to the Indenture Trustee, the Owner Trustee and the Trust (notwithstanding any failure by CFSC to perform its duties and obligations hereunder or under the Sale and Servicing Agreement or the Subsequent Transfer Agreement) and that the Indenture Trustee, or the Owner Trustee may enforce the duties and obligations of Seller under this Agreement and the Transfer Agreement against Seller for the benefit of the Trust, the Noteholders and the Certificateholders.

                                    Ex. A-7

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                            CONSECO FINANCE SECURITIZATIONS CORP.,
                              as Purchaser

                            By _______________________________________
                               Phyllis A. Knight
                               Senior Vice President and Treasurer

                            CONSECO FINANCE CORP., as Seller

                            By ________________________________________
                               Phyllis A. Knight
                               Senior Vice President and Treasurer


                                    Ex. A-8